Exhibit 99.2

ILLINOIS TOOL WORKS INC.
2007 INCOME STATEMENTS RESTATED FOR DISCONTINUED OPERATIONS

(In thousands except per share data)	(UNAUDITED)

STATEMENT OF INCOME	1Q 2007	2Q 2007	3Q 2007	YTD
Operating Revenues	$3,716,641	$4,136,836	$4,073,004	$11,926,481
Cost of revenues	2,413,010	2,657,405	2,625,922	7,696,337
Selling, administrative, & R&D expenses	694,976	744,056	714,032	2,153,064
Amortization and impairment of
goodwill & other intangibles	40,178	39,779	39,102	119,059
Operating Income	568,477	695,596	693,948	1,958,021
Interest expense	(24,379)	(25,607)	(25,824)	(75,810)
Other income	15,054	22,025	20,254	57,333
Income from Continuing Operations
Before Income Taxes	559,152	692,014	688,378	1,939,544
Income taxes	174,139	211,578	197,667	583,384
Income from Continuing Operations	385,013	480,436	490,711	1,356,160
Income from Discontinued Operations	17,422	25,170	377	42,969
Net Income	$402,435	$505,606	$491,088	$1,399,129

Income Per Share from Continuing Operations:
Basic	$ 0.69	$ 0.86	$ 0.89	$ 2.44
Diluted	$ 0.68	$ 0.86	$ 0.89	$ 2.42

Income Per Share from Discontinued Operations:
Basic	$ 0.03	$ 0.05	$ —	$ 0.08
Diluted	$ 0.03	$ 0.04	$ —	$ 0.08

Net Income Per Share:
Basic	$ 0.72	$ 0.91	$ 0.89	$ 2.52
Diluted	$ 0.71	$ 0.90	$ 0.89	$ 2.50

Shares outstanding during the period:
Average	559,001	556,793	549,561	555,474
Average assuming dilution	563,280	561,244	554,255	559,949

ILLINOIS TOOL WORKS INC.
2006 INCOME STATEMENTS RESTATED FOR DISCONTINUED OPERATIONS

(In thousands except per share data)	(UNAUDITED)

STATEMENT OF INCOME	1Q 2006	2Q 2006	3Q 2006	4Q 2006	YTD
Operating Revenues	$3,239,187	$3,515,474	$3,473,885	$3,570,450	$13,798,996
Cost of revenues	2,075,618	2,244,559	2,244,911	2,321,801	8,886,889
Selling, administrative, & R&D expenses	593,946	594,236	586,481	627,483	2,402,146
Amortization and impairment of
goodwill & other intangibles	35,973	24,664	25,237	38,670	124,544
Operating Income	533,650	652,015	617,256	582,496	2,385,417
Interest expense	(18,826)	(18,955)	(20,710)	(26,917)	(85,408)
Other income	10,221	25,876	37,042	17,838	90,977
Income from Continuing Operations
Before Income Taxes	525,045	658,936	633,588	573,417	2,390,986
Income taxes	162,464	198,359	193,011	156,575	710,409
Income from Continuing Operations	362,581	460,577	440,577	416,842	1,680,577
Income from Discontinued Operations	3,949	5,277	5,515	22,428	37,169
Net Income	$366,530	$465,854	$446,092	$439,270	$1,717,746

Income Per Share from Continuing Operations:
Basic	$ 0.64	$ 0.81	$ 0.78	$ 0.74	$ 2.97
Diluted	$ 0.64	$ 0.81	$ 0.77	$ 0.73	$ 2.95

Income Per Share from Discontinued Operations:
Basic	$ 0.01	$ 0.01	$ 0.01	$ 0.04	$ 0.07
Diluted	$ 0.01	$ 0.01	$ 0.01	$ 0.04	$ 0.07

Net Income Per Share:
Basic	$ 0.65	$ 0.82	$ 0.79	$ 0.78	$ 3.04
Diluted	$ 0.65	$ 0.81	$ 0.78	$ 0.77	$ 3.01

Shares outstanding during the period:
Average	563,874	567,446	567,637	564,029	565,632
Average assuming dilution	567,689	571,954	570,929	568,227	569,892